FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

         This First Amendment to Stock Purchase Agreement (this "Amendment") is entered into as of June 1, 2005, by and among INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation ("IHHI"), ORANGE COUNTY PHYSICIANS INVESTMENT NETWORK, LLC, a Nevada limited liability company ("OCPIN" or the "Purchaser"), PACIFIC COAST HOLDINGS INVESTMENT, LLC, a California limited liability company ("PCHI"), WEST COAST HOLDINGS, LLC ("WCH"), a California limited liability company, and GANESHA REALTY LLC, a California limited liability company ("Ganesha"), and amends that certain Stock Purchase Agreement entered into by the parties dated January 28, 2005 (the "Agreement").

                                    RECITALS

         A. IHHI and OCPIN are each parties to the Agreement, which relates to, among other things, the purchase of 108,000,000 shares of common stock of IHHI in exchange for an investment of $30,000,000 and other consideration.

         B. To date (i) OCPIN has satisfied its obligations under Sections 1.2(a)-(d) of the Agreement and (ii) IHHI has satisfied its obligations under Sections 1.3(a)-(b) of the Agreement.

         C. By letter agreement dated March 1, 2005, the parties agreed, among other things, that IHHI will extend the date of delivery of funds due from OCPIN under Section 1.2(e) of the Agreement until March 31, 2005. However such funds were not delivered by such date.

         D. The parties now desire to amend the terms of the Agreement to modify the provisions relating to the delivery of funds to IHHI and delivery of Shares to OCPIN, and to enter into other agreements as set forth herein.


         E. Concurrently with the execution of this Amendment, the parties will enter into and deliver (i) an Escrow Agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement"), fully executed by IHHI and OCPIN but subject to such changes as may be reasonably requested by the Escrow Agent named therein, and (ii) an Agreement to Forbear substantially in the form attached hereto as Exhibit B.

                                    AGREEMENT

         In consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Definitions. Unless otherwise set forth herein, capitalized terms or matters of construction deemed or established in the Agreement, as amended hereby, shall be applied herein as defined or established in the Agreement.

      2. Escrow of Shares.

      (a) OCPIN will make provision for delivery to the escrow agent named in the Escrow Agreement (the "Escrow Agent") of 57,250,000 Shares (the "Escrowed Shares") accompanied by stock powers executed in blank for such Escrowed Shares. Upon execution of this Amendment, OPCIN will deliver to IHHI's counsel, Morrison & Foerster LLP, in trust for delivery to IHHI's transfer agent, such stock powers and a stock certificate for at least the number of Escrowed Shares, along with irrevocable instructions to the transfer agent to divide such certificate into (i) one certificate for the amount of the Escrowed Shares, which shall be delivered by the transfer agent to the Escrow Agent along with the stock powers, and (ii) another certificate for the balance of the shares, to be returned to OPCIN.

      (b) The Escrowed Shares will be held and thereafter released by the Escrow Agent pursuant to and in accordance with the terms and conditions of the Escrow Agreement. Following the deposit of the Escrowed Shares, IHHI will not thereafter interfere with or challenge in any manner OCPIN's or Hari Lal's ownership of an aggregate of 45,350,000 shares of IHHI's common stock.

      (c) If any Escrowed Shares are returned to treasury of IHHI under the terms of the Escrow Agreement, such Escrowed Shares may be sold by IHHI and/or cancelled by IHHI. If IHHI intends to sell any Escrowed Shares that are returned to treasury within 12 months of the date hereof, IHHI will first provide written notice to OCPIN of such proposed sale, which will have a right of first refusal to purchase such shares on the same terms as those stated in the proposal within five business days of receipt of such written notice. The foregoing right shall only apply to sales of Escrowed Shares for cash and shall not include Escrowed Shares issued or sold pursuant to (i) any stock or option plan duly adopted by IHHI or (ii) mergers, acquisitions or strategic transactions approved by the Board of Directors. In the case of a proposed underwritten public offering of Escrowed Shares, the parties agree that the notice of proposed sale may only contain a range of terms delivered prior to the commencement of marketing activities by the underwriter.

      3. Payments by Purchaser.

      (a) Section 1.2(e) of the Agreement is hereby amended in its entirety to read as follows:

      "(e) Concurrently with the execution of the First Amendment to this Agreement, IHHI and Purchaser are, pursuant to an Escrow Agreement, establishing an escrow account (the "Escrow Account") and appointing an escrow agent (the "Escrow Agent") to hold Shares and cash deliverable by the parties under this Agreement. Purchaser hereby agrees to deliver to the Escrow Agent, to be held and released in accordance with the terms of the aforementioned Escrow Agreement, wire transfers of immediately available funds totaling $14,809,020 (the "Escrowed Cash"), and further agrees to pay directly to IHHI Financing Costs (subject to Section 1.2(f) hereof), all as set forth below:

      (i) On or before July 1, 2005, Purchaser shall deliver to the Escrow Agent $5,000,000 minus $190,980;

      (ii) On or before August 1, 2005, Purchaser shall deliver to the Escrow Agent $5,000,000;

      (iii) On or before September 1, 2005, Purchaser shall deliver to the Escrow Agent $5,000,000; and

      (iv) OCPIN agrees to pay directly to IHHI, on each of the dates specified in paragraphs (i)-(iii) above, IHHI's direct and indirect financing costs and expenses incurred as a result of Purchaser's failure to timely fund the balance of the Agreement, which the parties agree shall equal the lesser amount of (A) $4,000 per day from and including March 8, 2005, or (B) $5,538 per day from and including March 8, 2005 reduced on a daily basis by such percentage of Purchaser's payments required to be made under Sections 1.2(e)(i)-(iii) which have in fact been made as of such day (such amount, the "Financing Costs"). The Financing Costs shall be paid by OCPIN until the first to occur of the following: (i) completion by IHHI of a borrowing transaction with Capital Source Finance LLC;
            (ii) September 1, 2005; or (iii) the satisfaction by OCPIN of all of its obligations to pay money under this Section 1.2(e)."

      (b) A new Section 1.2(f) is hereby added to the Agreement to read in its entirety as follows:

      "(f) The parties further agree that (i) the payment of IHHI's aggregate Financing Costs through June 1, 2005 under Section 1.2(e)(iv) may be paid to IHHI in the form of cancellation of such proportion of rent (less such proportion of expenses allowed to be deducted under the Triple Net Lease) due from IHHI to PCHI under that certain Triple Net Hospital and Medical Office Building Lease, dated on or about March 7, 2005, as amended (the `Triple Net Lease'), equal to West Cost Holdings' percentage interest in PCHI; and (ii) if OCPIN makes each of its payments of $5,000,000 on time as required under Sections 1.2(e)(i)-(iii), the Financing Costs due to IHHI under Section 1.2(e)(iv) for the period from June 1, 2005 through the date that each such payment is made shall be forgiven and need not be paid to IHHI. Promptly following execution of the First Amendment to this Agreement, IHHI shall pay to Ganesha Realty LLC such proportion of rent (less such proportion of expenses allowed to be deducted under the Triple Net Lease) due from IHHI to PCHI under the Triple Net Lease equal to Ganesha's percentage interest in PCHI."

      (c) A new Section 1.2(g) is hereby added to the Agreement to read in its entirety as follows:

      "(g) If the amount of Escrowed Cash is less than $14,809,020 as of September 1, 2005 (such shortfall, the "Deficit"), then IHHI shall, during the ten (10) days following the Last Distribution Date, use its reasonable best efforts to sell such number of Shares, on terms that are reasonable to IHHI, that result in a net amount of cash to IHHI of no less than the Deficit, with such sale to close on the schedule set forth in Section 2.1 of the Escrow Agreement. OCPIN acknowledges and agrees that IHHI is not under an affirmative obligation to close such sale of Shares under terms that are not deemed to be reasonable to IHHI, nor will IHHI be subject to liability if it cannot sell such Shares on any reasonable terms."

      4. Issuance of Stock to Purchaser. Section 1.3(c) of the Agreement is hereby amended in its entirety to read as follows:

      "(c) Promptly after September 1, 2005, IHHI shall issue to Purchaser a certificate for additional Shares equal to 5,400,000 Shares (as adjusted for any stock splits, dividends, combinations or the like since the date hereof) multiplied by such percentage of Purchaser's payments required to be made under Sections 1.2(a), (b), (c) and (e)(i)-(iii) which have in fact been made as of such date."

      5. Capital Source Funding.

      (a) During the 45 days following May 20, 2005, IHHI will work expeditiously and in good faith to complete a borrowing transaction with Capital Source Finance LLC ("Capital Source") on terms that are no less favorable to IHHI than the term sheet received from Capital Source dated April 29, 2005. OCPIN shall pay the $50,000 due diligence fee payable to Capital Source, which shall be reimbursed by IHHI if such financing is completed with Capital Source. If a transaction is not completed with Capital Source, IHHI shall work expeditiously and in good faith to complete a borrowing transaction with another lender on terms approved by the Board of Directors but in any case superior to those currently in place with Medical Provider Financial Corporation II.

      (b) If OCPIN or its members borrow funds from Capital Source to meet OCPIN's obligations to pay $15,000,000 (or a portion thereof) under the Agreement, as amended hereby, such loan (i) will not be secured by IHHI or any of IHHI's assets (other than stock held by OCPIN), be a direct or indirect obligation or guaranty of IHHI, or have an impact on IHHI's balance sheet (as debt or otherwise), and (ii) will not be secured by Pacific Coast Holdings Investment, LLC ("PCHI") or any of PCHI's assets (other than WCH's interest in PCHI), be a direct or indirect obligation or guaranty of PCHI, or have an impact on PCHI's balance sheet (as debt or otherwise).

      (c) If, within 45 days following May 20, 2005, Capital Source completes the financing necessary to satisfy IHHI's obligations to Medical Provider Financial Corporation II and OCPIN is not otherwise in default on any of its obligations under the Agreement or this Amendment, then IHHI will reduce the third $5,000,000 payment required to be paid by OCPIN under Section 1.2(e)(iii) of the Agreement to $2,500,000.

      6. Forbearance under 999 Building Agreement.

      (a) Reference is made to the "Agreement for Compensation Related to the 999 Medical Office Building" (the "999 Agreement") executed on or about March 3, 2005 by IHHI, PCHI, WCH and Ganesha Realty LLC ("Ganesha"). PCHI and WCH each agree that no compensation shall be payable or accrue to either of them, under
Section 4 of the 999 Agreement with respect to and during the 90-day period following the date hereof. Notwithstanding the foregoing, IHHI shall promptly pay and continue to pay to Ganesha all sums otherwise due to PCHI under the 999 Agreement equal to Ganesha's percentage interest in PCHI.

      (b) IHHI hereby confirms its obligations under the 999 Agreement to transfer title to the 999 Medical Office Building to PCHI and to do so following receipt by IHHI of $5,000,000 pursuant to Section 1.2(e) of the Agreement, provided, however, that if such $5,000,000 is not received by IHHI pursuant to
Section 1.2(e), IHHI will not be obligated to transfer 51% of the condominium units comprising the 999 Medical Office Building but will instead transfer 49% of the condominium units directly to Ganesha under the terms and conditions set forth in the 999 Agreement.

      7. Shareholders' Meeting. Upon receipt of $5,000,000 under Section 1.2(e) of the Agreement, as amended hereby, IHHI will promptly proceed to call a shareholders meeting to re-elect directors (the "Annual Meeting"). The slate of nominees for the Board at the Annual Meeting will consist of two current directors, two individuals who are members of OCPIN (Ajay Meka, M.D. and Syed Naqvi, M.D., as nominated by OCPIN), two independent directors unaffiliated with IHHI or OCPIN, and Dr. Shah, for a total of seven directors. The two independent director nominees will be selected by the decision of four of the five individuals identified in the preceding sentence other than the independent director nominees. OCPIN agrees (a) to vote all of its shares in favor of such slate at the Annual Meeting, and (b) to refrain from voting to change the size of the Board until the term of the Board elected at the Annual Meeting has ended. After the Annual Meeting, all further elections of Directors shall be pursuant to the Bylaws of IHHI and applicable law.

      8. Employment Agreements. OCPIN hereby consents and agrees to a proposed amendment by IHHI of the employment agreements of each of Bruce Mogel, Larry Anderson and James Ligon to provide for 3-year severance payment (instead of 1-year currently provided for), payable in a lump sum at employees request, if any of them are terminated without cause or if they resign for good cause. The severance amount shall be three years' compensation beginning from the date of this Agreement, and shall be reduced by one month for each month employed. However, the severance shall not be reduced to less than 12 months. For the purposes of this Amendment, "good cause" shall mean that OCPIN has requested an executive to engage in an illegal act or violation of any law, rule, regulation or accounting principle applicable to IHHI (each, a "Violation"), that IHHI's counsel or auditors has confirmed that such request is a Violation and OCPIN persists in making the request following receipt of notice of the improper nature of the request.

      9. No Retaliation. OCPIN agrees not to retaliate or take any adverse action against Bruce Mogel, Larry Anderson, or James Ligon (the "Managers") in their current capacities as employees, managers or directors of IHHI as a result of the transactions contemplated by this Amendment. OCPIN agrees that, as of the date hereof, there is no known basis to terminate any of the Managers for "cause" under their respective employment agreements, nor shall "cause" exist as a result of or in connection with the transactions contemplated by this Amendment or the Agreement or any of the Managers' respective actions in connection therewith. OCPIN further agrees that there is, as of the date hereof, no known basis to take any adverse action against any of the Managers under their respective employment agreements or otherwise. IHHI agrees not to retaliate or take any adverse action against Dr. Anil V. Shah in his current capacity as employee, manager or chairman of IHHI as a result of the transactions contemplated by this Amendment or the Agreement.

      10. Authority. Each of OCPIN, PCHI, WCH and Ganesha, as to themselves, represent and warrant to IHHI that (a) Anil Shah and Ajay Meka are the sole Managing Members of OCPIN authorized to enter into and bind OCPIN under this Amendment, (b) Anil Shah and Kali Chaudhuri are together authorized to enter into and bind PCHI under this Agreement, (c) Anil Shah is authorized to enter into and bind WCH under this Agreement, (d) Kali Chaudhuri is authorized to enter into and bind Ganesha under this Agreement, and (e) all actions on the part of each of them or their respective members for the authorization, execution and delivery of this Amendment and the performance of their respective obligations hereunder has been taken.

      11. Amendment of the Agreement. Section 3.2 of the Agreement is hereby amended in its entirety to read as follows:

      t 6 6 "3.2 Amendment. No part of this Agreement, the First Amendment to this Agreement dated June 1, 2005, or this Section 3.2 may be modified or amended in any respect except by (i) mutual written agreement of the parties and
(ii) the written consent of the holders of a majority of the outstanding common stock of the Company other than the Purchaser or any Affiliate of the Purchaser. Any such modification or amendment must be in writing, dated and signed by the parties and attached to this Agreement. For purpose of this paragraph, the term "Affiliate" shall have the meaning in Rule 13e-2 under the Securities and Exchange Act of 1934, as amended."

      12. Mutual Release.

      (a) In consideration of the agreements in this Amendment and in the Agreement, each of IHHI, on the one hand, and OCPIN and WCH, on the other hand (each, a "Releasor"), hereby waives all claims against the other, each of their respective affiliates (other than the waiving party to the extent it is an affiliate of the Releasor) and their respective officers, directors and executives (each, a "Releasee"), and further releases and discharges each Releasee from liability for any and all claims and damages that Releasor may have against them as of the date of this Agreement, whether known or unknown, including, but not limited to, any claims arising out of the Agreement, as amended hereby, or the transactions referenced in the Agreement; provided, however, that nothing herein shall be deemed a waiver or release of Releasor's right to enforce the obligations of any Releasee under the Agreement, as amended hereby, or any other agreement between such parties.

      (b) Each party hereby expressly waives and relinquishes all rights and benefits under Section 1542 of the California Civil Code, which provides:

      "Section 1542. General Release - Claim extinguished. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      13. Effect of Amendment. Except as expressly provided herein, the Agreement shall remain unchanged and shall continue in full force and effect.

      14. Counterparts. This Amendment may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

      15. Information Rights. Following the execution of this Amendment, IHHI agrees to share with OCPIN's board of managers (or equivalent body), upon its request, any board packages, monthly budgets, monthly performance data, and other operational data as shall be reasonably requested by such board, provided that each individual member of such board enters into a confidentiality agreement with IHHI prior to receiving such information and such information is not distributed to any person not covered by such confidentiality agreement.

                           [Signature pages to follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


Integrated Healthcare Holdings, Inc.                        Orange County Physicians Investment Network, LLC


         /s/ Larry B. Anderson                                      /s/ Anil Shah
----------------------------------------------------        ------------------------
Larry B. Anderson, President and Director                   Anil V. Shah, M.D.
                                                            Manager
         /s/ Bruce Mogel
----------------------------------------------------
Bruce Mogel, Chief Executive Officer and Director                   /s/ Ajay Meka
                                                            ------------------------
                                                            Ajay Meka, M.D.
         /s/ James Ligon                                    Manager
----------------------------------------------------
James T. Ligon, Chief Financial Officer and Director

         /s/ Anil Shah
--------------------------------------
Anil V. Shah, M.D., as Director
(solely with respect to Section 7)

Pacific Coast Holdings Investment, LLC                       West Coast Holdings, LLC


         /s/ Anil Shah                                              /s/ Anil Shah
----------------------------                                 ------------------------
Anil V. Shah, M.D.                                           Anil V. Shah, M.D.
Manager                                                       Manager

   /s/ Kali P. Chaudhuri
-----------------------
Kali P. Chaudhuri, M.D.
Manager

Ganesha Realty, LLC


/s/ Kali P. Chaudhuri
Name:
Title: